Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statements of GlassBridge Enterprises, Inc. (formerly known as Imation Corp.) on Form S-8 (File Nos. 333-15275, 333-15273, 333-15277, 333-35591, 333-38196, 333-66030, 333-124634, 333-150693, 333-173903 and 333-188429) of our report dated March 24, 2017, which includes an explanatory paragraph as to our audit of the adjustments to retroactively apply the changes for the reverse stock split and the reclassification to discontinued operations, which occurred subsequent to the year ended December 31, 2015, to the 2015 financial statements which were audited by other auditors, and with respect to our audit of the consolidated financial statements of GlassBridge Enterprises, Inc. and Subsidiaries as of December 31, 2016 and for the year then ended, which report is included in this Annual Report on Form 10-K of GlassBridge Enterprises, Inc. for the year ended December 31, 2016.

/s/ Marcum LLP
Marcum LLP
New York, New York
March 24, 2017